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                                                                   EXHIBIT 23.13

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the inclusion in the Prospectus of this Registration Statement on Form S-1 being filed by West Coast Entertainment Corp. of our report dated October 15, 1996 on the combined financial statements of FRANEXCO, INC. AND AFFILIATE as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts" in the Prospectus of the Registration Statement.

                                          J. H. COHN LLP

Roseland, New Jersey
October 28, 1996